Exhibit 99.1

The First Bancorp Reports Strong Second Quarter

DAMARISCOTTA, ME, July 22, 2015 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended June 30, 2015. Net income was $4.1 million, up $327,000 or 8.7% from the second quarter of 2014 and earnings per common share on a fully diluted basis of $0.38 were up $0.03 or 8.6% from the second quarter of 2014. The Company also announced unaudited results for the six months ended June 30, 2015. Net income was $8.2 million, up $1.1 million or 15.0% from the same period in 2014 and earnings per common share on a fully diluted basis of $0.77 were up $0.10 or 14.9% from the same period in 2014.
“This was another excellent quarter for The First Bancorp,” Tony C. McKim, the Company’s President and Chief Executive Officer observed, “and these are the best results we have ever posted for the first half of a year. The combination of strong loan growth and continued improvement in credit quality are the principal drivers of our performance in 2015. In addition, the Board of Directors voted to increase the quarterly dividend by one cent in June to 22 cents per share.
“Total loans have increased $45.5 million or 5.0% year to date, and year over year, total loans are up $71.2 million or 8.0%,” noted President McKim. “Loan demand this year is the most robust we have seen since 2007, the beginning of the great recession. While the majority of loan growth was in commercial loans - typically some of our highest yielding assets - we also saw modest growth in municipal loans and home equity lines of credit.
“In early January interest rates dropped to levels not seen since 2012,” President McKim noted. “These conditions provided an excellent opportunity to sell investment securities and book gains. As a result of these actions, we ended the first quarter with the balance in our investment portfolio $42.4 million lower than at year end 2014. As interest rates moved back up in May and June, we were able to add back to the investment portfolio and as of June 30, 2015, the portfolio was up $1.9 million from year end. With good growth in the investment and loan portfolios, total assets were up $71.2 million from year end and $94.5 million from the end of the first quarter. On the funding side of the balance sheet, low-cost deposits were up $88.5 million or 20.7% year-over-year, and our funding mix remains strong, with wholesale funding at 33.0% as of June 30, 2015.

“The other driver of our performance, credit quality, continues on the path of significant improvement that we have seen for the past several quarters” President McKim continued. “Non-performing assets stood at 0.72% of total assets as of June 30, 2015 - the lowest level since the second quarter of 2008. This is well below the 1.16% we saw in non-performing assets a year ago, and down from 0.97% at year end. Past-due loans were 1.14% of total loans at June 30, 2015, a significant drop from 1.29% of total loans at the end of 2014.
“Our provision for loan losses was $900,000 for the first six months of 2015,” President McKim said, “a $400,000 increase from the $500,000 we provisioned in the first six months of 2014. In early 2014 we had a large recovery, however, which significantly reduced the amount provisioned in the first half of 2014. The allowance for loan losses stood at 1.03% of total loans as of June 30, 2015, down from 1.13% at December 31, 2014 and from 1.31% a year ago. At the same time, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $295,000 for the first six months of 2015 compared to $502,000 for the first six months of 2014.”
“With the decrease in other credit-related costs and lower employee costs, non-interest expense for the first six months of 2015 was $298,000 below the first six months of 2014,” noted F. Stephen Ward, the Company’s Chief Financial Officer. “At the same time, noninterest income was up $1.7 million or 35.5% as a result of $1.4 million of securities gains booked in the first quarter of 2015 and healthy mortgage and servicing income. Net interest income on a tax-equivalent basis for the first six months of 2015 was down $34,000 compared to the first six months of 2014. A $5,000 bump from slightly higher levels of earning assets partly offset a $39,000 decrease as a result of our net interest margin dropping to 3.08% for the first six months of 2015 compared to 3.11% for the same period in 2014.
“The loan growth, improvement in credit quality and first quarter securities gains can be seen in our operating ratios,” Mr. Ward continued. “Our return on average assets was 1.12% for the first six months of 2015 compared to 0.98% for the first six months of 2014, and our return on average tangible common equity was 12.35% compared to 11.71% for the same periods, respectively. At 53.71% for the first six months of 2015, the efficiency ratio dropped nearly 2.00% from the same period in 2014 and remains well below the Bank’s UBPR peer group average which stood at 66.42% as of March 31, 2015.
“The First Bancorp’s price per share was $19.44 at June 30, 2015, up $1.35 from December 31, 2014 and with a total return with dividends reinvested of 8.75% for the first six months of 2015,” Mr. Ward noted. “This was well ahead of the broad market, as measured by the S&P 500 with a total return of 1.23% for the period, and the Russell 2000, with a total return of 4.76%. We slightly underperformed the banking industry, with total returns for the period of 11.77% for the KBW Regional Bank Index and 8.84% for the Nasdaq Bank Index.”
“The Board of Directors raised the dividend by one cent in the second quarter to 22 cents per share per quarter,” President McKim commented. "We continue to pay out more than half of our earnings in dividends and based on the June 30, 2015 closing price of $19.44 per share, our annualized dividend yield was a very healthy 4.53%. Our generous dividend continues to be one of the major reasons people invest in our stock, and increasing our dividend is consistent with the overall performance we have seen over the past two years.
“I am extremely pleased with the strong operating results we have posted for the first half of 2015,” President McKim concluded. “The Maine coast economy continues to strengthen, and the impact of that can be seen directly in the loan growth we have posted. At the same time, our Bangor office which opened in early 2013, is doing very well and is ahead of expectations. The combination of good loan growth and lower credit costs enable us to continue to share our operating results with our shareholders in the form of higher cash dividends.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2015	December 31, 2014	June 30, 2014
Assets
Cash and due from banks	$16,481	$13,057	$20,416
Interest-bearing deposits in other banks	24,565	3,559	272
Securities available for sale	213,814	185,261	303,880
Securities to be held to maturity	249,250	275,919	198,135
Restricted equity securities, at cost	13,912	13,912	13,912
Loans held for sale	—	—	272
Loans	963,109	917,564	891,864
Less allowance for loan losses	9,908	10,344	11,644
Net loans	953,201	907,220	880,220
Accrued interest receivable	6,180	4,748	6,247
Premises and equipment	21,946	22,619	21,933
Other real estate owned	2,192	3,785	4,863
Goodwill	29,805	29,805	29,805
Other assets	21,994	22,246	24,125
Total assets	$1,553,340	$1,482,131	$1,504,080
Liabilities
Demand deposits	$107,244	$113,133	$99,210
NOW deposits	221,964	199,977	174,680
Money market deposits	102,219	98,607	92,060
Savings deposits	186,777	165,601	153,602
Certificates of deposit	161,518	184,471	220,360
Certificates $100,000 to $250,000	278,429	221,892	253,185
Certificates $250,000 and over	38,172	41,138	40,339
Total deposits	1,096,323	1,024,819	1,033,436
Borrowed funds	278,013	279,916	298,520
Other liabilities	15,195	15,842	14,675
Total Liabilities	1,389,531	1,320,577	1,346,631
Shareholders' equity
Common stock	107	107	107
Additional paid-in capital	59,475	59,282	58,823
Retained earnings	103,448	99,816	96,785
Net unrealized gain on securities available-for-sale	988	2,522	1,546
Net unrealized loss on transferred securities	(84)	(48)	—
Net unrealized gain/(loss) on postretirement benefit costs	(125)	(125)	188
Total shareholders' equity	163,809	161,554	157,449
Total liabilities & shareholders' equity	$1,553,340	$1,482,131	$1,504,080
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,741,228	10,724,359	10,710,673
Book value per common share	$15.25	$15.06	$14.70
Tangible book value per common share	$12.45	$12.25	$11.87

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended June 30,		For the quarters ended June 30,
In thousands of dollars, except per share data	2015	2014	2015	2014
Interest income
Interest and fees on loans	$18,012	$17,220	$9,157	$8,642
Interest on deposits with other banks	13	3	8	1
Interest and dividends on investments	6,914	8,140	3,409	4,097
Total interest income	24,939	25,363	12,574	12,740
Interest expense
Interest on deposits	2,759	3,629	1,316	1,804
Interest on borrowed funds	2,400	2,188	1,180	1,101
Total interest expense	5,159	5,817	2,496	2,905
Net interest income	19,780	19,546	10,078	9,835
Provision for loan losses	900	500	400	100
Net interest income after provision for loan losses	18,880	19,046	9,678	9,735
Non-interest income
Investment management and fiduciary income	1,158	1,102	617	585
Service charges on deposit accounts	1,237	1,301	658	682
Net securities gains	1,395	40	—	4
Mortgage origination and servicing income	705	354	508	160
Other operating income	1,997	1,993	1,051	1,027
Total non-interest income	6,492	4,790	2,834	2,458
Non-interest expense
Salaries and employee benefits	7,160	7,220	3,440	3,523
Occupancy expense	1,216	1,171	571	559
Furniture and equipment expense	1,552	1,372	782	675
FDIC insurance premiums	446	519	216	254
Amortization of identified intangibles	36	163	11	81
Other operating expense	3,835	4,098	1,960	2,199
Total non-interest expense	14,245	14,543	6,980	7,291
Income before income taxes	11,127	9,293	5,532	4,902
Applicable income taxes	2,878	2,118	1,458	1,155
Net Income	$8,249	$7,175	$4,074	$3,747
Basic earnings per share	$0.77	$0.67	$0.38	$0.35
Diluted earnings per share	$0.77	$0.67	$0.38	$0.35

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the six months ended June 30,		As of and for the quarters ended June 30,
Dollars in thousands, except for per share amounts	2015	2014	2015	2014

Summary of Operations
Interest Income	$24,939	$25,363	$12,574	$12,740
Interest Expense	5,159	5,817	2,496	2,905
Net Interest Income	19,780	19,546	10,078	9,835
Provision for Loan Losses	900	500	400	100
Non-Interest Income	6,492	4,790	2,834	2,458
Non-Interest Expense	14,245	14,543	6,980	7,291
Net Income	8,249	7,175	4,074	3,747
Per Common Share Data
Basic Earnings per Share	$0.77	$0.67	$0.38	$0.35
Diluted Earnings per Share	0.77	0.67	0.38	0.35
Cash Dividends Declared	0.430	0.410	0.220	0.210
Book Value per Common Share	15.25	14.70	15.25	14.70
Tangible Book Value per Common Share	12.45	11.87	12.45	11.87
Market Value	19.44	17.46	19.44	17.46
Financial Ratios
Return on Average Equity (a)	10.09%	9.40%	9.87%	9.59%
Return on Average Tangible Common Equity (a)	12.35%	11.71%	12.07%	11.90%
Return on Average Assets (a)	1.12%	0.98%	1.09%	1.01%
Average Equity to Average Assets	11.13%	10.43%	11.00%	10.58%
Average Tangible Equity to Average Assets	9.09%	8.37%	9.00%	8.53%
Net Interest Margin Tax-Equivalent (a)	3.08%	3.11%	3.07%	3.10%
Dividend Payout Ratio	55.84%	61.19%	57.89%	60.00%
Allowance for Loan Losses/Total Loans	1.03%	1.31%	1.03%	1.31%
Non-Performing Loans to Total Loans	0.93%	1.42%	0.93%	1.42%
Non-Performing Assets to Total Assets	0.72%	1.16%	0.72%	1.16%
Efficiency Ratio	53.71%	55.48%	50.83%	55.08%
At Period End
Total Assets	$1,553,340	$1,504,080	$1,553,340	$1,504,080
Total Loans	963,109	891,864	963,109	891,864
Total Investment Securities	476,976	515,927	476,976	515,927
Total Deposits	1,096,323	1,033,436	1,096,323	1,033,436
Total Shareholders' Equity	163,809	157,449	163,809	157,449
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2015 and 2014.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net interest income as presented	$19,780	$19,546	$10,078	$9,835
Effect of tax-exempt income	1,557	1,826	774	903
Net interest income, tax equivalent	$21,337	$21,372	$10,852	$10,738
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Non-interest expense, as presented	$14,245	$14,543	$6,980	$7,291
Net interest income, as presented	19,780	19,546	10,078	9,835
Effect of tax-exempt income	1,557	1,826	774	903
Non-interest income, as presented	6,492	4,790	2,834	2,458
Effect of non-interest tax-exempt income	90	91	45	45
Net securities gains	(1,395)	(40)	—	(4)
Adjusted net interest income plus non-interest income	$26,524	$26,213	$13,731	$13,237
Non-GAAP efficiency ratio	53.71%	55.48%	50.83%	55.08%
GAAP efficiency ratio	54.22%	59.76%	54.06%	59.31%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Average shareholders' equity as presented	$164,837	$153,988	$165,527	$156,724
Less preferred stock	—	—	—	—
Less intangible assets	(30,143)	(30,420)	(30,151)	(30,379)
Tangible average shareholders' equity	$134,694	$123,568	$135,376	$126,345

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.